UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2015

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 3, 2015, PDL BioPharma, Inc. (the Company) issued a press release announcing that the third of three shareholder lawsuits filed in the fall of 2014, was voluntarily dismissed without prejudice.

On February 2, 2015, a securities lawsuit that was filed against the Company last September on behalf of a putative class of purchasers of the Company’s stock, Hampe v. PDL Biopharma, Inc., et al., No. 2:14-CV-01526-APG-NJK (D. Nev.), was voluntarily dismissed without prejudice.  Shortly thereafter, and in light of the dismissal of the Hampe case, two derivative lawsuits filed against the Company’s directors, which were based on nearly identical substantive allegations to those made in the Hampe lawsuit, were similarly voluntarily dismissed without prejudice.  The two derivative suits, Feely, et ano. v. Lindell, et al., No. 2:14-CV-01738-APG-GWF (D. Nev.) and Marchetti, et ano. v. Lindell, et al., No. A-14-708757-C (Dist. Ct. Clark Co., Nev.), were dismissed on February 17, 2015 and February 18, 2015, respectively.   This notice is provided to shareholders of the company pursuant to the direction of the courts that dismissed the derivative lawsuits.  The Company is subject to no ongoing securities or shareholder lawsuits.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: March 3, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release